UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

The following information, including the press release attached as Exhibit 99.1, is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition,” not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
On April 16, 2020, Callon Petroleum Company (the “Company”) issued the press release attached as Exhibit 99.1 (the “Press Release”), which contains, among other things, select preliminary operational results for the first quarter of 2020.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 10, 2020, the Company was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock (the “Shares”) over the prior 30-consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”).
Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement. In order to regain compliance, on the last trading day of any calendar month during the cure period, the Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month.
As required by the NYSE, the Company has responded to the NYSE regarding its intent to cure the deficiency to regain compliance with the price criteria. At its upcoming annual meeting of shareholders, the Company intends to seek shareholder approval for a proposal to adopt an amendment to its certificate of incorporation to permit the Company to effect a reverse stock split, which may potentially increase its stock price and therefore could potentially enable the Company to regain compliance with the NYSE’s minimum share price requirement. If the Company effectuates a reverse stock split, the minimum share price deficiency will be deemed cured if the price per Share promptly exceeds $1.00, and the price per Share remains above that level for at least the following 30 trading days. There can be no assurances that the Company will be able to regain compliance with the NYSE’s minimum share price requirement and that the Shares will remain listed on the NYSE. The Company is in compliance with all other NYSE continued listing standard rules.
The NYSE notice has no immediate impact on the listing of the Shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Shares will continue to trade on the NYSE under the symbol “CPE” but will have an added designation of “.BC” to indicate the status of the Shares as “below compliance.” Failure to satisfy the conditions of the cure period or to maintain other listing requirements could lead to a delisting. A delisting could negatively affect the market price of the Shares, reduce the number of investors willing to hold or acquire the Company’s common stock, limit the Company’s ability to issue additional securities or obtain additional financing in the future, affect the Company’s ability to provide equity incentives to its employees, and might negatively impact the Company’s reputation and, as a consequence, its business. The notice does not affect ongoing business operations of the Company or its reporting requirements with the Securities and Exchange Commission.
Item 8.01    Other Events.
On April 16, 2020, the Company issued the Press Release, which is attached as Exhibit 99.1, and which, among other things, announced that at its upcoming annual meeting of shareholders, the Company intends to seek shareholder approval for a proposal to adopt an amendment to is certificate of incorporation to permit the Company to effect a reverse stock split.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Title of Document

99.1	Press release dated April 16, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company (Registrant)

April 16, 2020	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer